QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

AAF-MCQUAY INC.
SUBSIDIARIES AND AFFILIATES

AMG Holdings B.V. (The Netherlands)	* McQuay Szanyó Klimatechnika Kft. (Hungary)
AMG Holdings N.V. (The Netherlands)	* AAF Saudi Arabia Limited (Saudi Arabia)
AAF-McQuay Group Inc. (Delaware)	* Kirloskar AAF Ltd. (India)
AAF-McQuay Inc. (Delaware)	* Kirloskar-McQuay Pvt. Ltd. (India)
AAF-McQuay Holdings Inc. (Texas)	* Equipos McQuay, S.A. de C.V. (Mexico)
AAF-McQuay International Inc. (Delaware)	* Janitrol de Mexico, S.A. de C.V. (Mexico)
AAF-McQuay Canada Inc. (Canada)	* Aerofil Filtracion de Aire C.V. (Venezuela)
AAF-McQuay Export Inc. (Barbados)	* McQuay Caribe, Inc. (Puerto Rico)
American Air Filter Company, Inc. (Delaware)	* American Air Filter Sdn Bhd (Malaysia)
McQuay-Perfex Export Co. (Minnesota)	* McQuay Mediterranean LLC (Delaware)
McQuay-TPC Corp. (Delaware)
AAF-McQuay Netherlands B.V. (The Netherlands)
AAF-International B.V. (The Netherlands)
AAF Luftreinigungssysteme Gesellschaft m.b.H (Austria)
AAF-SA (Belgium)
AAF-SA (France)
AAF-McQuay Holding France (France)
AAF-McQuay France (France)
AAF-Lufttechnik GmbH (Germany)
Beth Lufttechnik GmbH (Germany)
AAF Environmental Control E.P.E. (Greece)
AAF S.r.l. (Italy)
AAF Italia S.r.l., f/k/a McQuay Europa S.r.l. (Italy)
McQuay Italia S.p.A. (Italy)
AAF, S.A. (Spain)
AAF McQuay UK Limited (United Kingdom)
AAF-Limited (United Kingdom)
McQuay (UK) Limited (United Kingdom)
Air Filters Limited (United Kingdom)
J & E Hall Limited (United Kingdom)
Coulstock & Place Engineering Co. Limited (United Kingdom)
Balmsound Limited (United Kingdom)
AAF Hava Filtreleri ve Ticaret A.S. (Turkey)
AAF Asia Pte Limited (Singapore)
AAF, S. de R.L. de C.V. (Mexico)
Purificacion de Aire Venezolana, C.A. (Venezuela)
American Air Filter Brasil Ltda.(Brazil)
McQuay - Ar Condicionado Brasil Ltda (Brazil)
McQuay Latin America, L.C. (Florida)
McQuay de Venezuela C.A. (Venezuela)
McQuay España S.A. (Spain)
* McQuay New York, LLC (New York)
* AAF-McQuay L.L.C. (United Arab Emirates - Dubai)
* McQuayService S.r.l. (Italy)
* McQuay Beirut (Offshore), Inc. S.A.L. (Lebanon)
* TriState HVAC Equipment, LLP (Pennsylvania)
* McQuay of Georgia LLP (Georgia)
* McQuay Southeast Service, LLC (Georgia)
* McQuay Southeast Supply, LLC (Georgia)
* Applied Control Systems, LLC (Georgia)
* AF Technology, Ltd., formerly AAF Korea Company, Ltd. (Korea)
* McQuay Hellas Air-Conditioning and Refrigeration SA (Greece)

*
indicates joint venture or subsidiary of joint venture

QuickLinks

AAF-MCQUAY INC. SUBSIDIARIES AND AFFILIATES